UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2013

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act.

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Appointment of New Directors.

On April 1, 2013, the Board of Directors (the “Board”) of Omega Healthcare Investors, Inc. (the “Company”) appointed Mr. Craig R. Callen and Ms. Barbara B. Hill to the Board of Directors effective as of April 1, 2013.

Mr. Callen, age 57, is currently a Senior Advisor to Crestview Advisors, LLC, a private equity firm with over $4.0 billion under management. He was Sr. Vice President and Head of Strategic Planning and Business Development and a member of the Executive Committee for Aetna, Inc. from 2004 to 2007. Mr. Callen was previously Managing Director and co-head of U.S. health care investment banking at Credit Suisse First Boston (CSFB).  Mr. Callen was also co-head of health care investment banking at Donaldson, Lufkin & Jenrette prior to its acquisition by CSFB. Mr. Callen is currently a director of Symbion, Inc., a Crestview portfolio company operating surgical facilities and was previously a director of Sunrise Senior Living, Inc. from 1999 through 2008 and Kinetic Concepts, Inc. from 2009 through 2011.

Ms. Hill, age 60, is currently an Operating Partner of Moelis Capital Partners, a private equity firm, where she focuses on healthcare-related investments and providing strategic and operating support for Moelis’ healthcare portfolio companies. She has served as an Operating Partner of Moelis Capital Partners since March 2011. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, from August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna, and the Johns Hopkins Health System. She was active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a board member of St. Jude Medical Corporation, a medical device company, and Revera Inc., a Canadian company operating senior facilities throughout Canada and the U.S. In addition, she has been nominated for election to the board of directors of Integra LifeSciences Holdings Corporation, a medical device company at its annual meeting on May 22, 2013.

Mr. Callen was appointed to the class of directors whose terms expire at the 2015 annual meeting of stockholders. Ms. Hill was appointed to the class of directors whose terms expire at the 2014 annual meeting of stockholders. The Board of Directors will consider committee appointments for Mr. Callen and Ms. Hill at a future time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated:  April 4, 2013                                                                By: /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer